                                                                    EXHIBIT 10.4
                                                                    ------------

                             UNITED INVESTORS LIFE

                   2001 THIRD AVENUE SOUTH, P. O. Box 55926
                        BIRMINGHAM, ALABAMA  35255-5926
                                 205-325-4300

                            GENERAL AGENT CONTRACT


     This Contract made as of the 1st day of January, 1985, between United Investors Life Insurance Company, of Birmingham, Alabama, (hereinafter referred to as "UNITED" or "COMPANY" and W&R Insurance Agency, Inc. (or with respect to those states in which said corporation is not qualified, the W&R Insurance Agency of that state which is affiliated with Waddell & Reed, Inc. or Waddell & Reed, Inc. itself) of One Crown Center, 2400 Pershing Road, Kansas City, Missouri, (hereinafter referred to as "GENERAL AGENT" or "YOU").

UNITED and GENERAL AGENT mutually agree as follows:

1. APPOINTMENT AND RELATIONSHIP. Subject to compliance with the terms of this Contract, applicable laws and regulations, and such rules as UNITED may from time to time establish, GENERAL AGENT is authorized to solicit applications for insurance on behalf of UNITED, in all jurisdictions in which UNITED and GENERAL AGENT are authorized to engage in the business of insurance. The COMPANY retains the right to appoint other agents (Wholesale General Agents, General Agents, etc.) in all such jurisdictions. You shall be free to exercise your own judgment as to the method, time, manner, and place of carrying out your duties, responsibilities and obligations as a General Agent, it being expressly understood that your relationship to us shall be that of an independent contractor only, and nothing herein shall be construed to create the relationship of employer and employee.

2. APPOINTMENT OF AGENTS BY YOU--OBLIGATIONS OF GENERAL AGENT. As a GENERAL AGENT of the COMPANY, YOU after reasonable investigation of background, training, and methods of doing business, may submit agents (sometimes hereinafter referred to as "writing agents") to write business for the COMPANY through YOU. If any such individual shall be licensed with the COMPANY, YOU will be responsible for his/her acts and indemnify and hold the COMPANY harmless from any loss or expense on account of any unauthorized act of said agent.

3. COMMISSIONS. UNITED will allow YOU the commissions specified in the Commission Schedule attached hereto and all modifications thereof. GENERAL AGENT agrees to accept such commissions as compensation in full for all services performed and all expenses incurred. UNITED may at any time and from time to time modify the Commission Schedule by adding or deleting policy forms and changing the commission rates applicable to its policy forms. Any modification relating to changes in payment of commissions shall be effective fifteen (15) days after written notice thereof is deposited in the United States mail, postage prepaid, addressed to the last known address of the GENERAL AGENT, unless otherwise agreed, and shall apply only with respect to applications taken after the effective date of such notice, unless otherwise agreed. All other modifications shall be in writing and effective upon receipt.

     GENERAL AGENT shall be solely responsible for fixing amount and payment of commission or other compensation to agents writing business with UNITED through GENERAL AGENT, and in doing so, GENERAL AGENT may use the facilities and services of Waddell and Reed, Inc., or another affiliate for payroll accounting and disbursement purposes.

     In addition to all rules, regulations, and conditions as set forth in the Commission Schedule, as it may be amended from time to time, commissions are subject to the following conditions:

     A. Commissions are based on premiums received by the COMPANY and are not payable until the policy has been issued, delivered and accepted by the applicant.

     B. Should UNITED, for any reason, refund any premium or portion thereof, all commissions paid or credited to YOU on the amount refunded shall be immediately due and payable to the COMPANY.

     C.   Commissions are payable semi-monthly.

     D. If a life insurance policy shall lapse for nonpayment of premium, and if reinstatement shall occur more than 90 days after the premium due date, no further commissions on said policy shall accrue to YOU unless such reinstatement is accomplished by YOU and forwarded to the COMPANY by YOU. In this subparagraph D, "YOU" shall include a licensed agent under contract with UNITED submitting business through GENERAL AGENT. Reinstatement is considered to occur on the date COMPANY required forms, necessary back premiums and sufficient premiums to pay for the policy for at least one month in advance have been received at the Home Office.

4. COMMISSIONS ON REFUNDED PREMIUMS. UNITED will notify GENERAL AGENT of any refund of any premium or portion thereof. All commissions paid or credited by UNITED on the amount refunded shall be immediately due and payable to UNITED by withholding the amount from the commission payable with respect to future commissions payable to GENERAL AGENT. In the event of termination of this Agreement, the parties hereto shall agree on appropriate adjustments to account balances, based on circumstances at that time.

5. ASSIGNMENT. Neither this Contract nor any of its benefits shall be assigned without the prior written consent of the COMPANY.

6. LIMITATIONS ON AUTHORITY OF GENERAL AGENT. You are not authorized and have no authority to:

     A. Make, alter, or discharge any contract for or on behalf of the COMPANY.

     B.   Endorse any check, draft or similar instrument payable to the COMPANY.

     C. Modify, in writing or orally, any policy, application, receipt or other COMPANY supplied form.

     D.   Extend the time for payment of any premium.

     E.   Approve evidence of insurability.

     F.   Bind or otherwise commit the COMPANY to any risk.

     G. Deliver a policy where the health of any proposed insured at the time of delivery is other than as stated in the application.

7. FUNDS HELD IN TRUST AND POLICY DELIVERY. Premiums may be accepted for a policy only in the form of a check, draft, or similar instrument made payable to the COMPANY. Such premiums shall be considered as trust funds, and shall be forwarded to UNITED immediately. Policies are to be delivered to applicants promptly, and all policies not delivered are to be returned to the COMPANY immediately.

8. REPLACEMENT. Replacement is presumed when the previous UNITED policy is lapsed or otherwise terminated within six (6) months before or after the date of the new policy. Unless modified by the Commission Schedule, first year commission on the new policy is payable only on any increase in the first year premium of that policy over the first year premium on the COMPANY's replaced policy.

9. ADVERTISING MATERIALS AND SUPPLIES. UNITED will supply you with advertising material and brochures to assist you in recruiting writing agents and for use in connection with the sale of the COMPANY's products to the public. YOU may not use, publish, or distribute advertising materials,
                          ---
     brochures, etc. that are for use in connection with the sale of the COMPANY's products to the public without securing our prior written approval: You are free to design your own materials to recruit agents and increase their production with the COMPANY as long as such materials accurately and fairly describe the COMPANY's products and benefits provided. All supplies furnished to YOU are the property of UNITED and shall be promptly returned upon the COMPANY's request.

10. VESTING OF COMMISSIONS. Subject to all provisions hereof, in the event of the termination of this Contract, YOU or your legal representative shall continue to receive commissions in accordance with the Commission Schedule in force on the date of the termination; provided, however, that if the commissions paid to YOU during any calendar year thereafter do not exceed $250.00, all commissions for subsequent years shall be forfeited, and this COMPANY shall not be required to make any further commission payments. If any commission check shall be less than $25.00, the COMPANY shall have the right to delay payment until such level is reached.

11. GENERAL AGENT agrees to hold UNITED harmless from any and all claims relating to commissions of writing agents paid to GENERAL AGENT.

12.  GENERAL PROVISIONS.

     A. The COMPANY, in its sole discretion, may decline to consider any application.

     B. The COMPANY, in its sole discretion, may decline to license or renew the license of any agent.

13.  TERMINATION OF CONTRACT.

     A. This Contract may be terminated by either party at any time for any reason by providing 180 days' advance, written notice. Said 180-day period shall begin when notice is deposited in the United States mail, postage prepaid, sent to the last known address of the other party.

     B. If GENERAL AGENT shall suffer loss of the authority to transact the business of insurance in any jurisdiction, the authority of the GENERAL AGENT to transact business in such jurisdiction under this Agreement shall also cease.

     C. This Agreement shall automatically terminate upon the liquidation, bankruptcy, or dissolution of the GENERAL AGENT.

14. FORMER AGREEMENTS. The execution of this Agreement shall terminate and supersede, of the effective date hereof, all agreements heretofore made between the General Agent and the Company, covering the same subject matter without prejudice to the rights of either party, if any, provided by such agreement to exist after their termination.

                                 UNITED INVESTORS LIFE INSURANCE COMPANY



                                 By:__________________________________________
                                    Signature

                                    __________________________________________
                                    Name (print or type)     Title


                                 W & R INSURANCE COMPANY, INC.



                                 By:__________________________________________
                                    Signature

                                    __________________________________________
                                    Name (print or type)     Title

                             UNITED INVESTORS LIFE
                   2001 THIRD AVENUE SOUTH, P. O. Box 55926
                        BIRMINGHAM, ALABAMA 35255-5926
                                 205-325-4300
                                JANUARY 1, 1985

                                 GENERAL AGENT
                              COMMISSION SCHEDULE

________________________________________________________________________________________________________________________
TERM PRODUCTS
-------------
                                    1st Policy               2nd-10th Policy              11th Policy
                                       Year                       Years                 Year and Later
                                    ----------               ---------------            --------------
VITALife ART                            115%                     7 1/2%                         3%
VITALife Adjustable                     130%                     7 1/2%                         3%
VITALife VII                            115%                     7 1/28**                       N/A

________________________________________________________________________________________________________________________
XLife 1 AND XLife 2 INTEREST SENSITIVE PRODUCTS*
------------------------------------------------

                                    1st Policy               2nd-10th Policy              11th Policy
                                       Year                       Years                 Year and Later
                                    ----------               ---------------            --------------
XLife 1                                140%                     7 1/2%                         3%
XLife 2                                115%                     7 1/2%                         3%

________________________________________________________________________________________________________________________
VITALife III PLUS - A RE-ENTRY PRODUCT*
---------------------------------------

                                    1st Policy                 2nd Policy                 3rd Policy
                                       Year                       Year                       Year
                                    ----------               ---------------            --------------
At Original Issue and
 Re-Entry:
3 Pay Premium Mode    -         115% of 1st year                    -0-                        -0-
                                reduced Premium Rate
All Other Premium
Modes                                     55%                        15%                        15%

In The Event Insured Does Not Qualify for Re-Entry:
 .       4th, 7th, or 9th Policy Year Thru 10th Policy Year - 7 1/2%.
 .       11th policy year and later - 3%.


SINGLE PREMIUM PRODUCTS
_____________________________________________________________________________________________________
                                                                            AT POLICY ANNIVERSARY
                                       FIRST YEAR                             YEARS 1 THROUGH 10
                                ----------------------                      ---------------------
SPLife - 1:
   Option A                     13% of single premium                       N/A
   Option B                     N/A                                         12 1/2% of interest credited
                                                                            on the unloaned accumulation
                                                                            account during preceding
                                                                            policy year.

SPLife - 2:
   Option A                     10 1/2% of single premium                   N/A
   Option B                     N/A                                         7 1/2% of interest credited
                                                                            on the unloaned accumulation
                                                                            account during preceding
                                                                            policy year.

____________________________________________________________________________________________________________________
OTHER PRODUCTS
--------------
                                    1st Policy                 2nd Policy                 3rd Policy
                                       Year                       Year                       Year
                                    ----------                 ----------                 ----------
Modified Premium Whole
 Life (MPWL)                           200%                         0%                      See Paragraph 3.

Flexible Premium Annuity              5.28%                      5.28%                      5.28%
____________________________________________________________________________________________________________________

________________________________________________________________________________

*POLICY FEES:  Commissions are not payable on policy fees on these products.

** Years 2 through 7 only.
________________________________________________________________________________

1.  General COMPANY Rules:

     A. Except for special rules set forth above for Option B on SPLife-1 and SPLife-2, Commission rates are expressed as a percentage of premiums received by the COMPANY.

     B. Except as noted in paragraph 8, below commissions are payable only when the policy has been issued, accepted by the applicant, and the premiums have been received by UNITED INVESTORS LIFE.

     C. Commission rates on riders and supplementary benefits shall be the same as the rate for the base policy.

     D. Commissions on the extra premium for substandard risks shall be at the same rate as if the policy were issued on a standard basis; however, no commissions shall be payable on temporary flat extra premium of five years or less.

     E. UNITED INVESTORS LIFE reserves the right to adjust commissions on any specially designed product and with respect to any policy that is reinsured with allowances other than those currently in effect with the reinsuring company.

     F. In the event an increasing option has been selected on VITALife Adjustable and premium is received by UNITED INVESTORS LIFE on the increased face amount, the COMPANY will pay the equivalent of a first year commission rate on that portion of the premium that is attributable to an increase in the face amount. Any such commission payment shall be considered as renewal commission for all other purposes.

2.  COMPANY Rules Regarding VITALife III PLUS:

     A.   For commission purposes, re-entry is considered a new sale.

     B. For purposes of renewal commissions, "Policy Years" are measured from the original policy date.

     C. First year and renewal commissions, including first year commissions on re-entries, are vested for 10 years as measured from the original policy date.

3.  COMPANY Rules Regarding MPWL:

     A. Commissions on MPWL are payable on the base premium only except where the first year commissions exceeds the first year premium (base premium plus additional first year premium), payment of that portion of the commission that exceeds the first year premium will be deferred and will be paid during the second policy year.

     B. Where the original primary writing agent is actively licensed with UNITED renewal commissions on MPWL policies which are renewed into the 11th year are payable for the 11th year only and are payable at the following rates depending upon the option selected by the insured:
          MPWL = 200%, RT = 115%, and Whole Life = 115%. If a policy is reassigned and a new MPWL application is submitted and approved for standard issue, the normal lst year MPWL commission will be paid.

     C. Replacement of a COMPANY policy that has been in force less than one year by an MPWL policy where:

          (1) MPWL has a Smaller Face Amount - The normal first year commission on the earlier policy will be paid. No first year commission will be paid on the MPWL policy; however, 11th year renewal commissions will be paid as provided above.

          (2)  MPWL has an Equal Fact Amount - Same as number 3c.(1), above.

          (3) MPWL has a Larger Face Amount - The normal first year commission on the earlier policy will be paid, plus a commission of 200% of the premium for the increase in face amount. Normal MPWL 11th year renewal commissions will be paid.

     D. Replacement of COMPANY policy that has been in force more than one year by an MPWL policy where:

          (1) MPWL has a Smaller Face Amount - No commissions are payable on the MPWL except 11th year commissions as provided above.

          (2)  MPWL has an Equal Face Amount - Same as number 3.D.(1), above.

          (3) MPWL has a Larger Face Amount - Normal MPWL commissions payable, except first year commission payable only on the premium applicable to the increase in face amount of coverage.

4. If a policyholder elects the vanishing premium option on XLife 2, no commission is payable while such option is in force.

5. The COMPANY may in accordance with the terms of your General Agent Contract, at any time and from time to time modify this Commission Schedule.

6.   REPLACEMENT OF AN EXISTING UNITED INVESTORS LIFE POLICY.

     A. If the first year premium (less policy fee) is equal to or less than the first year premium of the policy being replaced, YOU will receive no first year commission. Renewal commissions will be as set forth above.

     B. If the first year premium (less policy fee) is greater than the first year premium of the policy being replaced, YOU will receive a first year commission at the rate for the commission on the new policy form, on the increased premiums. Renewal commission will be set forth above.

7.   CONVERSIONS.

     A. If a VITA Life III PLUS policy form is being converted to an XLife 1 or XLife 2, only renewal commissions on the new policy will be paid.

     B. Conversion of other term products to XLife-1 will be treated as replacement unless the total face amount of insurance in force with the COMPANY after conversion is equal to or greater than the term insurance coverage in effect with the COMPANY at any time within six months prior to conversion. If any remaining term insurance policy lapses within six months after conversion and a first year XLife-1 commission has been paid, the excess of the new first year commission over the renewal commission that would have been paid will be charged back.

     C. If conversion does not fall within the exceptions set forth above, full first year and renewal commissions will be paid on the new policy.

8.   COMMISSION ADVANCES.

     A. If the General Agent pays advanced commission to the COMPANY'S licensed agents, the COMPANY shall advance to the General Agent semi-monthly the amount of the commission that the General Agent advances to said agents for the same semi-monthly period.

     B. As first year premiums are received by UNITED, for policies on which advances have been made, commissions relating to that portion advanced which would otherwise be payable to the General Agent, shall be credited against such advances.

             [UNITED INVESTORS LIFE / PAUL E. RUTLEDGE LETTERHEAD]



Memorandum to:  Larry lady

Re:  Commissions on New LifeTime Term Product

From:  Paul Rutledge

Date:  April 13, 1988



          This memo is to confirm our discussion yesterday as to the commission rates for the above referenced product. As I understand it the following rates apply:


                                                                      From W&R to
                                          From UILIC          ---------------------------
                                            to W&R            Specialist        Sales Rep
                                          ----------          ----------        ---------
1st year                                    100%                 50.0%             10.0%
years 2-10                                   10                   2.5               2.5
years 11 & on                                 3


   The split commissions shown are for sales by the insurance specialist to a United Funds account owner. The sales rep to whom the account is assigned receives the commission shown in the last column above. At the time we spoke you were not certain of the level of commission to be paid to W&R sales reps selling this product.